Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement pertaining to the 2016 Equity Incentive Plan (as amended in 2017) of Azure Power Global Limited of our report dated June 19, 2017, with respect to the consolidated financial statements of Azure Power Global Limited included in its Annual Report (Form 20-F) for the year ended March 31, 2017, filed with the Securities and Exchange Commission.

Ernst & Young Associates LLP

Gurgaon, India

December 28, 2017